Exhibit 5.1

June 4, 2021

Ocuphire Pharma, Inc. 37000 Grand River Avenue, Suite 120 Farmington Hills, Michigan 48335

Re:          Prospectus Supplement to Registration Statement on Form S-3 (File No. 333-252751)

Ladies and Gentlemen:

We have acted as counsel to Ocuphire Pharma, Inc., a Delaware corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (a) a Registration Statement on Form S-3 (File No. 333-252751) (such registration statement as amended or supplemented from time to time, the “Registration Statement”) declared effective on February 12, 2021, and the prospectus of the Company included in the Registration Statement (the “Base Prospectus”); and (b) a prospectus supplement to the Base Prospectus dated February 4, 2021 (the “Prospectus Supplement”), pertaining to the issuance and sale by the Company of (i) 3,076,923 shares (the “Offered Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) warrants to purchase 1,538,461 shares of Common Stock (the “Warrants”), and (iii) shares of Common Stock issuable upon the exercise of the Warrants (“Warrant Shares”, and together with the Warrants and Offered Shares, the “Securities”).  The Securities are to be offered and sold in the manner set forth in the Securities Purchase Agreement dated June 4, 2021, entered into by the Company with the purchasers named in the signature pages thereto (the “Purchase Agreement”) and the Warrants and as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement.  We have assumed that, (i) the Warrant Shares will be properly delivered to the persons exercising the Warrants, and (ii) at the time of exercise of the Warrants, the consideration for the issuance and sale of the Common Stock in connection with such exercise is an amount that is not less than the par value of the Common Stock.  With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

June 4, 2021

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant.  In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.  In addition, in rendering this opinion, we have assumed that the Offered Shares, the Warrants and the Warrant Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, including all supplements and amendments thereto, the Purchase Agreement and the Warrants.

Our opinion is limited solely to matters set forth herein.  The law covered by the opinions expressed herein is limited to the General Corporation Law of the State of Delaware and the internal law of the State of Illinois. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.
The Offered Shares have been duly authorized by the Company and, when offered, sold, issued and delivered by the Company as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, and in accordance and in the manner set forth in the Purchase Agreement (including, without limitation, the payment in full of the applicable consideration therefor), against payment therefor, will be validly issued, fully paid and nonassessable.

2.
The Warrant Shares, when they and the Warrants are offered, sold, issued and delivered by the Company and the Warrants are validly exercised as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, and in accordance with, and in the manner set forth in, the Purchase Agreement and the Warrants (including, without limitation, the payment in full of all applicable consideration therefor, including the exercise price, and issuance and delivery of the Warrant Shares as described therein, including proper execution and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares in the form approved by the Company’s Board of Directors), against payment therefor, will be validly issued, fully paid and non-assessable.

3.
When the Warrants have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, and in accordance with, and in the manner set forth in, the Purchase Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute binding obligations of the Company.

Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance, fraudulent transfer and voidable transaction laws), general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

June 4, 2021

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

HONIGMAN LLP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402